SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   ----------


                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of Earliest Event Reported):              December 17, 1998



                         FRONTLINE COMMUNICATIONS CORP.
             (Exact name of registrant as specified in its charter)



          Delaware                       0-24223                 13-3950283
(State or other jurisdiction           (Commission            (I.R.S. Employer
    of incorporation)                  File Number)          Identification No.)

One Blue Hill Plaza, Pearl River, New York                         10965
(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code: (914)623-8553



                                 Not Applicable
           Former name or former address, if changed since last report

Item 2.  Acquisition of Assets.

Acquisition of Webspan, Inc.

     On December 17, 1998, the Company acquired substantially all of the assets used in the business of Webspan Communications, Inc. ("Webspan") in consideration of $500,000 in cash and an aggregate of 113,364 shares of the Company's Common Stock. At the time of the acquisition, Webspan was an internet service provider with approximately 9,000 individual and business subscribers in New York and New Jersey. The purchase price is subject to downward adjustment under certain circumstances ninety (90) days following the closing of the acquisition.

     The source of the consideration paid in the foregoing transaction was authorized but unissued shares of Common Stock of the Company and cash on hand. The amount of consideration paid by the Company in connection with the transactions was determined by arm's-length negotiations.

     The descriptions of the agreements discussed above are qualified in their entirety by reference to such agreements, which are attached as exhibits and are incorporated herein by reference.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial Statements of the Business Acquired.

          Audited financial statements relating to the acquisitions will be filed by amendment within 60 days of the date this Report was required to be filed.

     (b)  Pro Forma Financial Information and Exhibits.

          Pro Forma financial information relating to the acquisitions will be filed by amendment within 60 days of the date this report was required to be filed.

     (c)  Exhibits

          Exhibit 1 - Asset Purchase Agreement dated as of November 24, 1998 by and among the Company, Webspan, and the sole stockholder of Webspan (Schedules Omitted).

          Exhibit 2 - Amendment to Asset Purchase Agreement dated December 17, 1998 by and among the Company, Webspan, and the sole stockholder of Webspan (Schedules Omitted).

          Exhibit 3 - Form of Registration Rights Agreement among the Company and the sole stockholder of Webspan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  December 23, 1998

                                         FRONTLINE COMMUNICATIONS CORP.



                                         By /s/ Stephen J. Cole-Hatchard
                                            -----------------------------------
                                            Name: Stephen J. Cole-Hatchard
                                            Title: Chief Executive Officer



                                       -3-